Exhibit 99.3

Silicon Energy Corp.

Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2002 and 2001

(Unaudited)

Silicon Energy Corp.

Index to Condensed Consolidated Financial Statements

(Unaudited)

Silicon Energy Corp.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	September 30,	December 31,
	2002	2001
Assets
Current assets:
Cash and cash equivalents	$4,466	$6,849
Restricted cash equivalents	104	104
Accounts receivable, net of allowance of $215 and $340 for 2002 and 2001, respectively	2,033	6,634
Costs in excess of billings	673	261
Prepaid expenses and other current assets	1,953	1,345

Total current assets	9,229	15,193
Property and equipment, net	1,738	2,961
Goodwill	660	858
Other identifiable intangibles, net	1,356	1,860
Other assets	175	175

Total assets	$13,158	$21,047

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$644	$635
Accrued and other current liabilities	2,891	4,234
Deferred revenue	5,006	7,429
Bank borrowings	606	871
Convertible notes	3,768	—
Capital leases obligations	15	54

Total current liabilities	12,930	13,223
Bank borrowings	—	191
Capital lease obligations	9	19
Other liabilities	550	629

Total liabilities	13,489	14,062

Redeemable convertible preferred stock:
Redeemable convertible preferred stock, $0.001 par value per share, 21,531,828 and 16,394,328 shares authorized at September 30, 2002 and December 31, 2001, respectively; 16,394,315 shares issued and outstanding at September 30, 2002 and December 31, 2001 (aggregate liquidation preference of $52,644 at September 30, 2002)	52,482	50,047
Commitments and contingencies (Note 7)
Stockholders’ deficit:
Common Stock, $0.001 par value per share, 45,137,500 and 40,000,000 shares authorized; 8,629,214 and 8,704,018 shares issued; and 7,862,547 and 7,937,351 issued and outstanding at September 30, 2002 and December 31, 2001, respectively	8	8
Additional paid-in capital	13,196	14,946
Deferred stock-based compensation	(322)	(1,162)
Accumulated deficit	(63,535)	(54,600)
Notes receivable from officers	(959)	(1,053)
Treasury stock, at cost, 766,667 shares at September 30, 2002 and December 31, 2001	(1,201)	(1,201)

Total stockholders’ deficit	(52,813)	(43,062)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$13,158	$21,047

The accompanying notes are an integral part of these condensed consolidated financial statements.

Silicon Energy Corp.

Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Nine Months Ended September 30,	Nine Months Ended September 30,
	2002	2001
Revenue
License	$4,935	$9,718
Services	7,260	5,457

Total revenue	12,195	15,175

Cost of revenue
License	10	54
Services (inclusive of non-cash stock-based compensation of $90 and $86 in 2002 and 2001)	5,873	5,283

Total cost of revenue	5,883	5,337

Gross profit	6,312	9,838

Operating expenses
Sales and marketing (inclusive of non-cash stock-based compensation of $107 and $452 in 2002 and 2001)	7,846	12,625
Research and development (inclusive of non-cash stock-based compensation of $208 and $455 in 2002 and 2001)	4,113	7,873
General and administrative (inclusive of non-cash stock-based compensation of $136 and $271 in 2002 and 2001)	2,607	3,541
Amortization of other identifiable intangibles	382	581

Total operating expenses	14,948	24,620

Loss from operations	(8,636)	(14,782)
Interest income	93	652
Interest expense	(373)	(79)
Other expenses	(19)	(9)

Net loss	(8,935)	(14,218)
Redeemable convertible preferred stock accruing dividends	(2,435)	(2,435)

Net loss attributable to common stockholders	$(11,370)	$(16,653)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Silicon Energy Corp.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,	Nine Months Ended September 30,
	2002	2001
Cash flows from operating activities
Net loss	$(8,935)	$(14,218)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash discount on common stock and warrants issued below deemed fair value offset against related revenue	976	394
Depreciation and amortization	1,332	1,221
Stock-based compensation	541	1,264
Amortization of financing costs/debt discount	277	—
Amortization of other identifiable intangibles	382	581
Gain on sale of short term investment	—	(5)
Loss on assignment of contracts	60	—
Changes in assets and liabilities:
Accounts receivable, net	4,601	(512)
Costs in excess of billings	(412)	(15)
Prepaid expenses and other current assets	(259)	(723)
Other assets	443	43
Accounts payable	9	(904)
Accrued and other current liabilities	(1,343)	(449)
Deferred revenue	(3,241)	824
Other liabilities	(239)	—

Net cash used in operating activities	(5,808)	(12,499)

Cash flows from investing activities
Proceeds from sales of short term investments	—	15,398
Purchases of short term investments	—	(2,064)
Increase in restricted cash equivalents	—	(104)
Purchases of property and equipment	(109)	(1,277)

Net cash provided by (used in) investing activities	(109)	11,953

Cash flows from financing activities
Proceeds from bank borrowings	895	—
Proceeds from convertible notes	4,000	3,778
Repayment of bank borrowings	(1,351)	(389)
Repayment of capital lease obligations	(49)	(122)
Issuance of note receivable to officer	—	(73)
Repurchase of common stock from officer	—	(200)
Proceeds from exercised stock options, net of repurchased unvested common stock upon termination	39	37

Net cash provided by financing activities	3,534	3,031

Net increase (decrease) in cash and cash equivalents	(2,383)	2,485
Cash and cash equivalents at beginning of year	6,849	5,181

Cash and cash equivalents at end of year	$4,466	$7,666

Supplemental disclosures of non-cash investing and financing activities
Repurchase of common stock in exchange for notes receivable from officer	$94	$—
Issuance of warrants in connection with bank borrowings and convertible notes	881	—
Redeemable convertible preferred stock accruing dividends	2,435	2,435
Supplemental disclosure of cash flow information
Cash paid for interest	$85	$65
Cash paid for taxes	30	15

The accompanying notes are an integral part of these condensed consolidated financial statements.

Silicon Energy Corp.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1. Basis of Presentation

The accompanying condensed consolidated financial statements of Silicon Energy Corp. (the “Company”) include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. In the opinion of management, the condensed consolidated financial statements reflect all normal and recurring adjustments which are necessary for a fair presentation of the Company’s financial position at September 30, 2002 and December 31, 2001 and results of operations and cash flows for the nine months ended September 30, 2002 and 2001. The condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Consequently, these statements do not include all the disclosures normally required by generally accepted accounting principles for annual financial statements, nor those normally made in the Company’s financial statements. Accordingly, reference should be made to the Company’s audited financial statements included in this Form 8-K for additional disclosures, including a summary of the Company’s accounting policies.

Use of estimates

The preparation of condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original or remaining maturity at the date of purchase of 90 days or less to be cash equivalents. Restricted cash equivalents represent commercial deposits which are required as collateral for one of the Company’s operating leases.

Revenue recognition

The Company derives revenue from fees for software licenses and services. Services revenue is derived from professional services, maintenance, hosting, Internet and integrated bill analysis services.

The Company recognizes revenue when all of the following conditions are met:

•	There is persuasive evidence of an arrangement;

•	The Company has delivered the software product and services essential to its functionality to the customer;

•	The Company believes that collection of these fees is reasonably assured;

•	The amount of fees to be paid by the customer is fixed or determinable.

Silicon Energy Corp.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Generally, the Company has vendor specific objective evidence of fair value for the maintenance and hosting element of software arrangements based on renewal rates for maintenance and hosting in future years as specified in the contracts. In such cases, the Company defers the maintenance and hosting revenue at the outset of the arrangement and recognizes it ratably over the period during which the maintenance and hosting is to be provided, which normally commences on the date the software is delivered and fully installed. In cases where there is no vendor specific objective evidence of fair value for maintenance and hosting services, license fees and services are recognized concurrently and ratably over the term of the agreement.

As the Company’s license contracts involve significant implementation essential to the functionality of the Company’s software product, license and services revenue, excluding the maintenance and hosting elements described above, is recognized using contract accounting in accordance with the provisions of Statement of Position (SOP) 81-1, Accounting for Performance of Construction Type and Certain Production Type Contracts. The Company classifies revenue from these arrangements as product and services revenue, respectively, based upon the estimated fair value of each element.

On contracts for which reliable estimates can not be made by management with respect to the extent of implementation services required for full functionality, the license and services revenue, excluding the maintenance element, is recognized on a completed contract method. The Company had no revenue derived from the completed contract method for the nine months ended September 30, 2002.

On contracts for which reliable estimates can be made by management with respect to the extent of implementation services required for full functionality, the license and services revenue, excluding the maintenance element, is recognized on a percentage-of-completion method. Management estimates the percentage of completion for contracts based on the labor hours incurred compared to total estimated hours as well as contract milestones completed. For the nine months ended September 30, 2002, 100% of the Company’s revenue was derived from contracts accounted for under the percentage-of-completion method.

Provisions for estimated contract losses are recognized in the period in which the loss becomes probable and can be reasonably estimated. Provisions for estimated contract losses were $50,000 for the nine months ended September 30, 2002.

Fees for maintenance, hosting, content services, integrated bill analysis services and other consulting services are recognized as the services are provided or ratably over the term of the agreement. In cases where these services are provided with software licenses and there is vendor specific objective evidence of these services generally established through renewal rates for these services in future years as specified in the contracts or from parties which the services have been sold separately, license fees are recognized separately from these services and the services are recognized as they are provided or ratably over the term of the service agreement.

Earned but unbilled project revenues are classified under current assets as costs in excess of billings. Deferred revenue includes billings in excess of project revenue earned, amounts payable on behalf of and billed to customers, cash received and other amounts billed in advance for services to be performed.

Silicon Energy Corp.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Stock-based compensation

The Company uses the intrinsic value method to record stock-based compensation for employees provided the stock option terms meet the requirements for fixed accounting. The intrinsic value method requires that deferred stock compensation is recorded for the difference between the exercise price and fair value of the underlying common stock on the grant date of the stock option. Stock-based compensation to non-employees is based on the fair value of the stock option estimated using the Black-Scholes model on the date of grant and re-measured until vested. Compensation expense resulting from employee and non-employee stock options is amortized to expense using the accelerated Financial Accounting Standards Board (FASB) Interpretation No. 28 (FIN No. 28) method. The Company has granted warrants to purchase its common stock to non-employees and certain companies for services or software. Stock-based compensation is estimated using the Black-Scholes model on the date of grant if vested and if not vested, re-measured until vested.

Comprehensive loss

Statement of Financial Accounting Standard (SFAS) No. 130, Reporting Comprehensive Income, requires an enterprise to report by major components and as a single total, the change in its net assets during the period from non-stockholder sources. The Company’s total comprehensive loss approximates net loss for the nine months ended September 30, 2002 and 2001 as unrealized investment gains or losses in the periods were insignificant.

Reclassifications

Certain reclassifications have been made to the comparative condensed consolidated financial statements to conform to the current period presentation.

Recent Accounting Pronouncements

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses the measurement, timing of recognition and reporting of costs associated with exit or disposal activities and restructuring activities. SFAS No. 146 requires that a liability for costs associated with exit or restructuring activities be recognized only when the liability is incurred as opposed to at the time that a company formally approves and commits to an exit plan as set forth in Emerging Issues Task Force (EITF) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption to have an impact on the condensed consolidated financial statements.

In November 2002, the FASB issued FIN No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN No. 45 requires that a liability be recorded in the guarantor’s balance sheet upon issuance of a guarantee or indemnification. In addition, FIN No. 45 requires disclosures about the guarantees or indemnification that an entity has issued, including a reconciliation of changes in the entity’s product warranty liabilities. The initial recognition and initial measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN No. 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has not yet determined the maximum potential future exposure resulting from these guarantees and indemnifications.

Silicon Energy Corp.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

In November 2002, the EITF reached a consensus on Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. This issue addresses how revenue arrangements with multiple deliverables should be divided into separate units of accounting and how the arrangement consideration should be allocated to the identified separate accounting units. EITF No. 00-21 is effective for fiscal periods beginning after June 15, 2003. The Company has not yet determined the impact of adopting EITF No. 00-21 on its condensed consolidated financial statements.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation Costs-Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, and provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based compensation. It also requires additional disclosures about the effects on reported net income of an entity’s accounting policy with respect to stock-based employee compensation. The Company accounts for stock-based compensation in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees and have adopted the disclosure-only alternative of SFAS No. 123.

In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities. This interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities that possess certain characteristics. FIN No. 46 requires that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity must be included in the consolidated financial statements with those of the business enterprise. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. The Company does not have any controlling financial interest in any variable interest entities as of September 30, 2002. The Company will apply the consolidation requirement of FIN No. 46 in future periods if we should own any interest in any variable interest entity.

2. Goodwill and Other Identifiable Intangibles

In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 revises accounting treatment for business combinations requiring the use of purchase accounting and prohibiting the use of pooling-of-interests method for all business combinations initiated after June 30, 2001 and broadens the criteria for recording intangible assets separate from goodwill for all business combinations completed after June 30, 2001. SFAS No. 142 revises the accounting for goodwill and other intangible assets by not allowing amortization of goodwill and establishing accounting for impairment of goodwill and other intangible assets. SFAS No. 142 became effective for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 142 resulted in the reclassification of certain other identifiable intangible assets, primarily in place workforce, of $465,000 at January 1, 2002 to goodwill and cessation of amortization of goodwill and reclassified assets as of January 1, 2002.

The Company completed the initial impairment tests in accordance with SFAS No. 142 in 2002. Results of the initial impairment tests did not indicate any impairment loss based on the enterprise’s estimated fair value including estimated prices for similar assets and liabilities. Impairment tests involve the use of estimates related to the fair market values of the business operations with which goodwill is associated. Losses, if any, resulting from the annual impairment tests will be reflected in operating income in the Company’s statement of operations.

Silicon Energy Corp.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Goodwill and other identifiable intangibles consists of the following:

	Useful Life (in Years)	(in thousands)
		September 30, 2002	December 31, 2001
Customer base	5	$1,009	$1,217
Existing products and technology	5	1,381	1,381
Non-compete agreements	3	—	15

Total other identifiable intangibles		2,390	2,613
Less: Accumulated amortization		(1,034)	(753)

		$1,356	$1,860

Goodwill		$660	$858

Amortization expense related to other identifiable intangibles was $382,000 and $581,000 for the nine months ended September 30, 2002 and 2001, respectively.

During the nine months ended September 30, 2002, goodwill decreased $198,000 as goodwill associated with the ECI acquisition was written off in connection with the assignment of ECI contracts.

Had the Company been accounting for its goodwill under SFAS No. 142 for the nine months ended September 30, 2002 and 2001, the Company’s net loss would have been as follows:

	(in thousands)
	Nine Months Ended September 30,
	2002	2001
Reported net loss	$(8,935)	$(14,218)
Add back:
Goodwill and reclassified assets amortization, net of tax	—	187

Adjusted net loss	$(8,935)	$(14,031)

Silicon Energy Corp.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The estimated future amortization expense of other identifiable intangible assets as of September 30, 2002, is as follows (in thousands):

Year Ended December 31,
2002	$120
2003	478
2004	478
2005	280

$1,356

3. Balance Sheet Accounts

Cash and cash equivalents

Cash and cash equivalents consist of the following:

	(in thousands)
	September 30, 2002	December 31, 2001
Cash	$296	$34
Money market funds	4,170	6,815

	$4,466	$6,849

Prepaid expenses and other current assets

Prepaid expenses and other current assets consist of the following:

	(in thousands)
	September 30, 2002	December 31, 2001
Prepaid commissions	$475	$757
Financing costs, net	591	—
Other	887	588

	$1,953	$1,345

Silicon Energy Corp.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Property and equipment, net

Property and equipment consists of the following:

	(in thousands)
	September 30, 2002	December 31, 2001
Computer equipment and software	$4,185	$4,085
Furniture, fixtures and office equipment	1,437	1,430
Leasehold improvements	198	198

Total property and equipment	5,820	5,713
Less: Accumulated depreciation and amortization	(4,082)	(2,752)

	$1,738	$2,961

At September 30, 2002 and December 31, 2001, property and equipment includes $431,000 of computer and office equipment acquired under capital leases. Accumulated amortization of assets under capital leases totaled $415,000 and $346,000 at September 30, 2002 and December 31, 2001, respectively. Depreciation and amortization expense related to property and equipment was $1,332,000 and $1,221,000 for the nine months ended September 30, 2002 and 2001, respectively.

Accrued and other current liabilities

Accrued and other current liabilities consists of the following:

	(in thousands)
	September 30, 2002	December 31, 2001
Accrued sales commissions	$384	$919
Accrued bonus	234	391
Accrued vacation	478	741
Accrued sales tax	588	574
Other	1,207	1,609

	$2,891	$4,234

4. Assignment of Certain Customer Contracts

On June 30, 2002, the Company entered into an operations transfer agreement with a third party whereby, the Company assigns, transfers, conveys and delivers to the third party all of the Company’s rights, title and interest in certain customer contracts associated with the Company’s bill management operations (acquired through Energy Concepts, Inc. (ECI) acquisition in May 2000). In consideration for the assignment of certain customer contracts to the third party, the

Silicon Energy Corp.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

third party shall pay the Company up to $20,000 per month for 24 months. The Company valued the stream of payments at $442,000 after consideration of the discounted net present value. The amount has been recorded as an asset.

In connection with the operations transfer agreement, the Company entered into an agreement with a former employee to pay the employee up to $5,000 per month for 24 months. The amount has been recorded as a liability.

In connection with the operations transfer agreement, the Company recorded no revenue and recorded a loss of $60,000 within general and administrative expense on the assignment of certain customer contracts.

5. Bank Borrowings

On May 29, 2002, the Company entered into a one year $3,500,000 revolving line of credit agreement and a $1,500,000 equipment line of credit agreement with a financial institution. Borrowings against the revolving line of credit bear interest at an annual rate equal to the prime rate and are payable monthly based on the collateral borrowing base which consists of the outstanding accounts receivable balance. Borrowings against the equipment line of credit bear interest at a rate of 0.25% per annum in excess of the prime rate and are payable in 12 equal monthly installments. As of September 30, 2002, the balance outstanding under the equipment line of credit totaled is $606,000. The proceeds from the equipment line of credit were used to pay-off the outstanding balance of the Company’s equipment line of credit with another financial institution.

The amounts outstanding under the new revolving and equipment lines of credit are collateralized by certain assets of the Company. In addition, the Company is required to maintain certain financial covenants including minimum modified quick ratio and minimum net income.

In connection with the revolving and equipment line of credit agreements, the Company issued to the financial institution, warrants to purchase 15,000 shares of the Company’s common stock at an exercise price of $2.25 or preferred stock if preferred stock is issued by the Company within a one year period from the date of issuance. The warrants expire in May 2009.

The warrant’s fair value is estimated to be $28,000 using the following Black-Scholes assumptions: volatility of 100%, risk free interest of 4.41%, expected fair value of $2.25 and expected life of 7 years. The amount was recorded as financing costs within prepaid expenses and other current assets.

The future minimum principal payments on the outstanding bank borrowings, as of September 30, 2002, is as follows (in thousands):

Year Ended September 30,
2003	$606

Silicon Energy Corp.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

6. Convertible Notes

On July 12, 2002, the Company entered into a secured convertible note and warrant purchase agreement with existing preferred stockholders. The Company authorized the issuance of secured convertible promissory notes not to exceed $7,500,000. The promissory notes are convertible into conversion stock upon certain terms and conditions. The promissory notes bear an interest rate of 8% per annum with a maturity date of the earlier of (i) consummation of a qualified financing, (ii) consummation of an acquisition of the Company or (iii) one year from the issuance date of the promissory notes. The Company issued $2,000,000 of secured promissory notes in July 2002 and $2,000,000 in September 2002. As of September 30, 2002, the Company has issued $4,000,000 of secured convertible promissory notes. In connection with the secured convertible note and warrant purchase agreement, the Company issued 600,000 warrants to purchase conversion stock with an expected exercise price of $1.25. The warrant’s fair value is estimated to be $571,000 using the following Black-Scholes assumptions: volatility of 100%, risk free interest of 3.82%, expected fair value of $1.25 and expected life of 5 years. The amount was recorded as financing costs within prepaid expenses and other current assets.

In connection with the issuance of the secured convertible promissory notes of $2,000,000 in July 2002, the Company issued 160,000 warrants to purchase conversion stock with an expected exercise price of $1.25. The warrant’s fair value is estimated to be $152,000 using the following Black-Scholes assumptions: volatility of 100%, risk free interest of 3.71%, expected fair value of $1.25 and expected life of 5 years. The proceeds have been allocated to both the convertible notes and the warrants based upon the relative fair values at the date of issuance. This resulted in a debt discount of $141,000 and recording of the warrants in additional paid-in capital.

In connection with the issuance of the secured convertible promissory notes of $2,000,000 in September 2002, the Company issued 160,000 warrants to purchase conversion stock with an expected exercise price of $1.25. The warrant’s fair value is estimated to be $151,000 using the following Black-Scholes assumptions: volatility of 100%, risk free interest of 3.00%, expected fair value of $1.25 and expected life of 5 years. The proceeds have been allocated to both the convertible notes and the warrants based upon the relative fair values at the date of issuance. This resulted in additional debt discount of $141,000 and recording of the warrants in additional paid-in capital.

The right to exercise the warrants terminate at the earlier of (i) the consummation of an acquisition of the Company, (ii) the warrant holder’s failure to fund a pro rata disbursement amount as requested by the Company pursuant to the terms of the promissory notes or (iii) five years from the effective date of the warrants.

The future minimum principal payments on the outstanding convertible notes total $4,000,000 in 2003.

7. Commitments and Contingencies

Operating leases

The Company leases its facilities and certain office equipment under noncancelable operating leases with various expiration dates through 2008. Under the terms of its facility leases, the

Silicon Energy Corp.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Company is responsible for its share of common area and operating expenses. The Company has a standby letter of credit from a financial institution in lieu of a security deposit for the Company’s leased facility headquarters. In addition, the Company maintains a standby letter of credit collateralized by a $104,000 certificate of deposit for a satellite office. Rent expense under operating leases for the nine months ended September 30, 2003 was $834,000. The terms of the facility leases provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period and has accrued for rent expense incurred but not paid.

At September 30, 2002, the minimum lease commitments under all leases were as follows (in thousands):

Year Ended December 31,	Capital Leases	Operating Leases
2002	$6	$327
2003	15	1,283
2004	7	1,244
2005	—	566
2006	—	103
Thereafter	—	115

Total minimum lease payments	28	$3,638

Less: Amounts representing interest	(4)

Present value of minimum lease payments	24
Less: Current portion of capital lease obligations	(15)

Long-term portion of capital lease obligations	$9

From time to time, the Company is engaged in legal and administrative proceedings, incidental to its normal business activities. Management believes that any liabilities resulting from such proceedings, or claims which are pending or known to be threatened, will not have a material adverse effect on the Company’s financial position or results of operations.

8. Subsequent Event

On March 4, 2003, the Company consummated a definitive merger agreement with Itron, Inc. dated January 18, 2003 and amended on February 27, 2003 and February 28, 2003 to be acquired for total consideration of $71.2 million. As a result of the acquisition, the Company became a wholly owned subsidiary of Itron, Inc.